FIRST AMENDMENT TO
PROMISSORY NOTE DATED JULY 22, 2011

This first amendment (“First Amendment”) is entered into effective as of September 14, 2011.

WHEREAS that certain Promissory Note in the original principal amount of $250,000 or so much thereof as may be advanced and outstanding thereunder (the “Note”) was entered into effective as of July 22, 2011, by and between iSecureTrac Corp. as Borrower and Crestpark LP, Inc. as Lender;

WHEREAS Borrower has requested and Lender has agreed to such extension on the terms and conditions set forth herein and now desire to amend the Note accordingly;

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, hereto agree as follows:

Section 1.       DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Note.

Section 2.       REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as of the effective date of this First Amendment (a) that there is no default under the Note and (b) that no Material Adverse Effect has occurred and is continuing or would result from the extension of the Maturity Date provided for herein.

Section 3.       AMENDMENTS TO NOTE. The following terms, as used in the Note, are hereby amended and restated in their entirety to read as follows:

“Maturity Date”. The Maturity Date shall be October 20, 2011.

Except as amended hereby, the Note remains the same in all respects and in full force and effect.

BORROWER:

ISECURETRAC CORP., a Delaware
corporation

By:	/s/ Peter A. Michel
Peter A. Michel
Its:	Chief Executive Officer

FIRST AMENDMENT TO PROMISSORY NOTE DATED JULY 22, 2011 – Page 1

LENDER:

CRESTPARK LP, INC., a Delaware
corporation, as Secured Party

By:	/s/ Pam Doeppe
Pam Doeppe
Its:	Vice President and Treasurer

FIRST AMENDMENT TO PROMISSORY NOTE DATED JULY 22, 2011 – Page 2